Exhibit 6.6

MASTER LOAN PURCHASE AGREEMENT

This MASTER LOAN PURCHASE AGREEMENT (the “Agreement”) is executed as of the __ day of _________________, 2016 by and between REALTY MOGUL, CO., a Delaware corporation and REALTY MOGUL COMMERCIAL CAPITAL, CO., a California corporation (individually and collectively, “Seller”), and MOGULREIT I, LLC, a Delaware limited liability company (“Purchaser”).

WITNESSETH:

WHEREAS, from time to time Seller may originate commercial real estate mortgage loans, pari-passu loans, subordinate and/or mezzanine loans, and/or participation interests therein (collectively, the “Loans”), each secured by (i) for mortgage loans, a mortgage, deed of trust, security deed, or any other instrument which constitutes a lien on commercial real property securing payment by a borrower of a promissory note and any modification, or (ii) for mezzanine loans, a pledge of ownership interests in a Borrower.

WHEREAS, the parties hereto desire that Seller may sell certain Loans to Purchaser from time to time upon the terms and conditions set forth in this Agreement (each such sale, a “Transaction”).

NOW, THEREFORE, for and in consideration of the premises and mutual covenants contained herein and the mutual benefits to be derived by the parties hereto, Seller and Purchaser hereby agree as follows:

1.                                    Defined Terms.  As used herein the following terms shall have the following meanings:

“Borrower”:  With respect to any Purchased Loan, the obligor on the Note.

“Business Day”:  Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of New York or (iii) a day on which banks in the State of New York are authorized or obligated by law or executive order to be closed.

“Collateral”:  for a mortgage loan, the Mortgaged Property, and for a mezzanine loan, the pledged interests in a Borrower.

“Loan Documents”:  With respect to any Qualified Loan or Purchased Loan, the documents executed or delivered in connection with the origination or any subsequent modification of such Qualified Loan or Purchased Loan, or subsequently added to the related Loan File.

“Loan File”:  With respect to any Purchased Loan, all Loan Documents and any other documents related to a Purchased Loan in the possession of Seller.

“Mortgaged Property”:  The underlying property securing a Purchased Loan that is a mortgage loan.

“Note”:  With respect to a Purchased Loan, the note or other evidence of the indebtedness of a Borrower secured by a Mortgage.

“Person”:  Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Purchase Date”:  With respect to a Purchased Loan, the date the Seller assigns a Purchased Loan to Purchaser.

“Purchased Loan”:  Each of the Loans sold by the Seller and purchased by the Purchaser under this Agreement from time to time, as described on the Purchased Loan Schedule, as it may be revised from time to time.

“Purchased Loan Schedule”:  The list of Purchased Loans and certain characteristics thereof attached hereto as Schedule 1.

“Security Instrument”:  Either (i) for mortgage loans, a mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing the Note(s) evidencing a Purchased Loan, or (ii) for mezzanine loans, a pledge agreement pledging interests in a Borrower.

“Servicer”:  Seller, pursuant to the terms of that certain Loan Servicing Agreement dated as of ______________, 2016, by and between Seller and Purchaser (the “Servicing Agreement”), and any sub-servicer which may be appointed by under the terms of such Servicing Agreement.

“Transaction”: As defined in the recitals hereto.

2.                                    Expression of Interest.  Seller may from time to time in writing request an expression of interest from Purchaser (a “Request”) in connection with any Loan (a “Qualified Loan”) that Seller believes in its sole reasonable discretion satisfies the underwriting guidelines attached hereto as Exhibit A (as may be amended or modified from time to time, the “Guidelines”).  The Request shall be accompanied with all material financial and other information regarding the Loan and the Borrower for each Qualified Loan.  If Purchaser notifies Seller in writing within five (5) Business Days of receipt of the Request that (a) Purchaser is rejecting a Qualified Loan, Seller may sell such Qualified Loan to a party other than Purchaser or (b) Purchaser desires to have the option to purchase such Qualified Loan (an “Optioned Loan”) then Purchaser shall purchase the Optioned Loan pursuant to Section 3 below.

3.                                    Purchase of Loans.  If Purchaser wishes to purchase the Optioned Loan, Purchaser shall notify the Seller no later than the fifth (5th) Business Day following the closing of such Optioned Loan and Purchaser shall purchase such Optioned Loan (the “Purchased Loan”) from Seller on the Purchase Date.  Purchaser shall have the option to “table fund” the Loan at closing, as Purchaser and Seller may agree in writing.

4.                                    Assignment of Loans.  On the Purchase Date, upon receipt of the Purchase Price and execution and delivery of a written agreement in the form of Exhibit C attached hereto (each such agreement, a “Supplemental Conveyance Agreement”), Seller shall transfer, sell, assign, set over, and otherwise convey to the Purchaser all of its right, title and interest in, to and under the Purchased Loan.  In connection with such transfer, Seller shall execute an Allonge, Assignment of Security Instrument, and Assumption of Loan Interest  assigning to Purchaser all of the Seller’s rights in the Purchased Loan in the forms attached hereto as Exhibit B-1, B-2, and B-3, respectively (collectively, the “Transfer Documents”).  The Purchased Loan Schedule, as amended from to time by the parties, shall be attached hereto from time to time as Schedule 1.  Contemporaneous with Purchaser’s acquisition of each Purchased Loan, Purchaser shall cause each such Purchased Loan to be serviced under the terms of the Servicing Agreement.

5.                                    Purchase Price.  In consideration for each Purchased Loan, Purchaser shall pay to Seller on the Purchase Date the following “Purchase Price”: the outstanding principal balance of the Loan, provided that if one or more principal payments have been made, Seller shall deliver to Purchaser an amount equal to all such previously paid principal payments.  The Purchase Price shall be increased by an amount equal to all interest accrued on the Purchased Loan from the date of its origination (whether paid or unpaid).  The parties acknowledge that Seller shall retain all origination fees.

6.                                    Funds Received After Purchase.  From and after the sale of the Purchased Loan to the Purchaser, record title of each Security Instrument, as applicable, and each Note related to the sale of such Purchased Loan shall be transferred to the Purchaser in accordance with this Agreement.  Any funds due in connection with the Purchased Loan after the sale of such Purchased Loan to the Purchaser received by the Seller shall be held in trust on behalf of the Purchaser as the owner of such Purchased Loan and shall be transferred promptly to the Purchaser.

7.                                    Delivery of Documents; Additional Costs and Expenses.

(a)                               No more than three (3) Business Days following the Purchase Date, Seller shall deliver to the Servicer the Loan File for each related Loan.  The Loan File shall include originals of each document specified in the definition of “Loan File” and originals or copies of all other Loan Documents.

(b)                              On or immediately following the Purchase Date, Seller shall execute a notification letter to the Borrower advising the Borrower that the Purchased Loan and the related Loan Documents have been sold, transferred and assigned to Purchaser.

(c)                               Seller and Purchaser agree to take or cause to be taken such actions and to execute such documents as are appropriate or necessary to carry out the effect and purpose of this Agreement, to perfect and protect the interests of Purchaser and its assignees in the Purchased Loan and the proceeds thereof, and to effectuate the absolute transfer from Seller to Purchaser of each Purchased Loan, including, without limitation, the execution of any financing statements or amendments thereto or equivalent documents relating to the Purchased Loans for filing under the provisions of the UCC or other law of any applicable jurisdiction.

(d)                              Purchaser shall be responsible for, and shall pay when due and payable all transfer, filing and recording fees, taxes, stamps, costs and expenses, and any state or county documentary taxes, if any, with respect to the filing or recording of any document or instrument relating to the sale, assignment and transfer of the Purchased Loan to the Purchaser.

8.                                    Representations and Warranties.

(a)                               Seller hereby represents and warrants to Purchaser that, as of the date hereof and the date of each Transaction:

(i)               Realty Mogul, Co. is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and Realty Mogul Commercial Capital. Co. is a corporation, duly organized, validly existing and in good standing under the laws of the State of California.

(ii)      .    Seller has duly authorized, executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding agreement of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(iii)       The execution and delivery of the Agreement and the performance by Seller of each of its obligations hereunder will not conflict with or be a breach of (x) any material provision of law, regulation, judgment, order, decree, writ or injunction to which Seller is subject or (y) any contract, agreement or instrument to which Seller is subject.

(iv)       Schedule 1 attached hereto is a true and correct list of all of the Loan Documents, and Seller has delivered or made available to Purchaser true, correct, accurate and complete copies of the Loan Documents and all other material documents comprising Seller’s loan file relating to all Purchased Loans.  Neither Seller nor any representative or agent of Seller witnessed the execution of the Notes; however, the Lender has in its possession the Notes, and based on a cursory review of the signature pages thereof, Seller believes the Notes bear original signatures.

(v)           There is no litigation or governmental proceeding pending with regard to which Seller has received service of process or, to Seller’s knowledge, has been threatened in writing against Seller, in each case, with respect to any Purchased Loan.

(vi)       Seller has the power, authority and legal right to originate, sell, assign and transfer the Purchased Loans and to execute, deliver and perform this Agreement.

(vii)                      Seller is the sole legal and beneficial owner of 100% of the Purchased Loans and is transferring the Purchased Loans free and clear of and from any and all liens, pledges, charges, collateral assignments, security interests or encumbrances therein, thereon or thereof of any nature encumbering the Purchased Loans, and has the right to sell and assign the Purchased Loans.

(viii)                  Except as may have been provided in a separate written agreement between Purchaser and Seller, Seller has not dealt with any broker or similar person in connection with entering into this Agreement (other than the other party to this Agreement).

(ix)       The Purchased Loans are not cross-defaulted or cross-collateralized with any other loan owned by Seller.

(x)           Seller has not delivered to any Borrower or received from any Borrower a notice of default with respect to the Purchased Loans and there currently exists no event of default with respect to the Purchased Loans.

(xi)       Seller has not released any portion of the Collateral from the lien of any of the Loan Documents.

(xii)                      Seller has not waived in writing any material default or breach by Borrower under the Loan Documents. Seller has not received any written notice alleging a default by Seller with respect to the Purchased Loan from Borrower or any affiliate thereof.

(xiii)                  Seller has not received any written notice of condemnation for all or any portion of the Mortgaged Property and, to Seller’s knowledge, no portion of the Mortgaged Property is subject to any pending or threatened condemnation action.

(xiv)                  Seller has not received any written notice of the cancellation of any insurance policy or policies covering the Collateral other than in connection with the renewal of an expiring policy or policies.

(xv)                      No claim has been filed by Seller under the loan policy of title insurance insuring the lien of the Security Instrument.

(b)                              Purchaser hereby represents and warrants to Seller that:

(i)               Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)           Purchaser has the full power, authority and legal right to purchase the Purchased Loans, and to execute, deliver and perform this Agreement.

(iii)       Purchaser has duly authorized, executed and delivered this Agreement and,  this Agreement constitutes the legal, valid and binding agreement of the Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(iv)       Except as may have been provided in a separate written agreement between Purchaser and Seller, Purchaser has not dealt with any broker or similar person in connection with entering into this Agreement (other than the other party to this Agreement).

(c)                               The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties.

9.                                    EXCEPT AS EXPLICITLY SET FORTH IN PARAGRAPH 8 ABOVE, PURCHASER WILL BE ACQUIRING EACH LOAN AND THE LOAN DOCUMENTS ON AN “AS-IS”, “WHERE-IS”, BASIS AND WITHOUT RECOURSE TO, AND WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY SELLER, AND SELLER SHALL HAVE NO LIABILITY TO PURCHASER WITH RESPECT TO THE PURCHASED LOAN, THE LOAN DOCUMENTS, THE LOAN FILE OR THE ABILITY OF PURCHASER TO COLLECT THE LOAN OR TO ENFORCE THE LOAN DOCUMENTS AGAINST ANY PARTY THERETO OR THE LEGAL RIGHTS OF PURCHASER THEREUNDER.

10.                            Indemnification.  The Seller shall indemnify and hold harmless the Purchaser against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgment and any other costs, fees and expenses that the Purchaser may sustain in any way related to or resulting from (a) any claim, demand, defense or assertion based on or grounded upon or resulting from, or alleging a breach of a representation or warranty set forth in Paragraph 8 above and without regard to any knowledge qualifier included in any such representation or warranty, or (b) a breach by the Seller of any of its duties or obligations under this Agreement.  This indemnification obligation shall survive the termination of this Agreement or the termination of any part of this Agreement.

11.                            True Sale.  Notwithstanding anything contained herein to the contrary, it is the intention of the parties that any sale of the Purchased Loan and the Loan Documents to Purchaser will be a true sale, Purchaser shall have the sole control over the Loan and the Loan Documents, and Purchaser shall be free to sell or assign the Purchased Loan and the Loan Documents to any party provided that any such sale or assignment shall be subject to the terms and conditions of this Agreement.

12.                            Termination.  The purchases and sales of Purchased Loans under this Agreement shall terminate on such date as the Seller and the Purchaser agree, without affecting any of the representations and warranties, and related remedies, of the Seller hereunder, which shall survive with respect to each Purchased Loan until such Purchased Loan has been paid in full or otherwise liquidated and any indemnification amounts due to the Purchaser have been paid.

13.                            Severability.  Each part of this Agreement is intended to be severable if any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid.  The invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement.

14.                            Schedules and Exhibits.  The schedules and exhibits to this Agreement are incorporated and made a part hereof and are an integral part of this Agreement.

15.                            Modification.           This Agreement may be amended, supplemented, canceled or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.  A waiver by any party of any right, power or privilege, or any partial right, power or privilege, shall not preclude or waive the exercise by such party of any other such right, power or privilege, or any other part of such right, power or privilege.

16.                            No Third Party Beneficiaries.  This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the parties hereto or their successor or assigns.

17.                            Assignment.  This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof shall be binding upon and inure to the benefit of the Purchaser and the Seller, and their respective successors and assigns.  This Agreement may not be assigned by either party without the written consent of the other party.

18.                            Counterparts.            This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

19.                            Entire Agreement. This Agreement (including the schedules and exhibits annexed hereto or referred to herein and the agreements executed and delivered pursuant to the terms hereof) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect thereto.

20.                            Waiver of Jury Trial.  THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT.

21.                            Governing Law.  This Agreement shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of  New York (excluding the principles thereof governing conflicts of law), and federal law, in the event, and only to the extent, federal law preempts the laws of the State of New York.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

SELLER

REALTY MOGUL, CO.,
a Delaware corporation

By:
Name:
Its:

REALTY MOGUL COMMERCIAL CAPITAL, CO.,
a California corporation

By:
Name:
Its:

PURCHASER

MOGULREIT I, LLC
a Delaware limited liability company

By:	RM Adviser, LLC,
a Delaware limited liability company
Its Manager

By:
Name:
Its:

SCHEDULE 1

Purchased Loans

Loan
1.

EXHIBIT A

UNDERWRITING GUIDELINES

[Attached]

EXHIBIT B-1

FORM OF ALLONGE

This ALLONGE (this “Allonge”) forms a part of that certain [Promissory Note], dated [__________], 20__, by [_________________, a _____________], made payable to [_], a [_] (“Assignor”), or its registered assigns, in the stated principal amount of [_____________] ($[_________]) (the “Note”).  The Note is hereby transferred pursuant to the following endorsement with the same force and effect as if such endorsement were set forth at the end of the Note:

Pay to MOGULREIT I, LLC, a Delaware limited liability company, or its registered assigns.

This Allonge is made AS-IS, WHERE-IS, WITHOUT REPRESENTATION, RECOURSE OR WARRANTY, EXPRESS OR IMPLIED, IN FACT OR BY LAW.

This Allonge will be “affixed” to the Note and is hereby made a part thereof.

[NO FURTHER TEXT ON THIS PAGE]

[_],

a [_]

By:
Name:
Title:

EXHIBIT B-2

FORM OF ASSIGNMENT OF SECURITY INSTRUMENT

ASSIGNMENT OF
SECURITY INSTRUMENT

[_],

(Assignor)

to

MOGULREIT I, LLC

(Assignee)

Dated:                            As of _______ __, 2015

Covering

[______________]

[______________]

[______________]

[______________]

After Recording Return to:
[_]

[_]

[_]

[_]

Attention:  [_]_______________________

ASSIGNMENT OF SECURITY INSTRUMENT

KNOW THAT [_], a [_], having an address [_] (together with its successors and permitted assigns, “Assignor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, conveys, assigns and transfers to MOGULREIT I, LLC, a Delaware limited liability company, having an address at [_] (“Assignee”), all right, title and interest of Assignor in, to and under or arising out of that certain mortgage more particularly described on Schedule 1 attached hereto and made a part hereof (as may be amended from time to time in accordance with its terms, the “Security Instrument”), which document relates to certain interests in the real property located in the City of [__________], County of [________] and the State of [_________] (the “Property State”), more particularly described in Exhibit A attached hereto and made a part hereof.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever.

Assignor represents to Assignee that: (1) Assignor is the holder of one hundred percent (100%) of the legal and beneficial interests in the Mortgage, free and clear of any lien, security interest or other encumbrance, (2) the execution and delivery of this Assignment of Mortgage was duly authorized by all necessary action on the part of Assignor, (3) the principal amount secured by said Mortgage is as set forth in Schedule 1 hereto, and (4) Assignee is not acting as a nominee of the mortgagor and the Mortgage being assigned continues to secure a bona fide obligation with the principal amount set forth in Schedule 1 hereto as of the date hereof.

The word “Assignor” or “Assignee” shall be construed as if it reads “Assignors” or “Assignees” whenever the sense of this instrument so requires.

This Assignment of Mortgage shall be governed by and construed in accordance with the internal laws of the Property State.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor has duly executed this Assignment of Security Instrument as of the _____ day of ________, 2016.

Assignor:

[_],
a [_]

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF	)
: ss.:
COUNTY OF	)

On the _____ day of _________ in the year 2016, before me, the undersigned, personally appeared _______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the County of ____________, _____________.

My Commission Expires:
	Signature	Notary Public

SCHEDULE 1

Schedule of Security Instruments

[see attached]

EXHIBIT A

Legal Description

[see attached]

EXHIBIT B-3

ASSIGNMENT AND ASSUMPTION OF LOAN INTEREST

This ASSIGNMENT AND ASSUMPTION OF LOAN INTEREST (this “Assignment”) is entered into by and among [_], a [_] (together with its successors and permitted assigns, “Assignor”), having an address at [_], and [MOGULREIT I, LLC], a Delaware limited liability company, having an address at [_] (“Assignee”).

1.                                    Assignor hereby transfers, assigns and conveys to Assignee all of Assignor’s rights, title, interests in, to and under the following (collectively, the “Collateral”): the commercial mortgage loan and/or mezzanine loan, the related note(s) and the related loan documents set forth on Schedule I attached hereto and incorporated herein by this reference, and all of Assignor’s rights to principal, interest, fees, costs and expenses payable under any of the foregoing and all of Assignor’s other rights and claims thereunder (including all rights in any receivership estate which exists in connection with the Collateral).

2.                               This Assignment may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Assignment by signing any such counterpart.

Dated this _____ day of _________, 2016

[NO FURTHER TEXT ON THIS PAGE]

ASSIGNOR:

[_],
a [_]

By:
Name:
Title:

ASSIGNEE:

MOGULREIT I, LLC,
a Delaware limited liability company

By:
Name:
Title:

SCHEDULE I

ASSIGNED DOCUMENTS

[see attached]

EXHIBIT C

FORM OF SUPPLEMENTAL CONVEYANCE

SUPPLEMENTAL CONVEYANCE No. ___ dated as of ___________________, by and between by and between [_], a [_] (“Seller”) and MOGULREIT I, LLC a Delaware limited liability company (“Purchaser”), pursuant to the Master Loan Purchase Agreement referred to below.

WITNESSETH:

WHEREAS, Seller and Purchaser are parties to a Master Loan Purchase Agreement, dated as of ___________, 2016 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Loan Purchase Agreement”);

WHEREAS, pursuant to the Loan Purchase Agreement, Seller wishes to designate Additional Loans to be included as Purchased Loans and Seller wishes to convey its right, title and interest in such Additional Loans, to Buyer pursuant to the Loan Purchase Agreement; and

WHEREAS, Buyer is willing to accept such designation and conveyance subject to the terms and conditions hereof

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

1.                                    Defined Terms.  All capitalized terms used herein shall have the meanings ascribed to them in the Loan Purchase Agreement unless otherwise defined herein.

“Addition Date” shall mean, with respect to the Additional Loans, __________________.

“Additional Loans” shall mean the Purchased Loans, as defined in the Loan Purchase Agreement, that are designated hereby and listed on Schedule 1 hereto.

2.                                    Designation of Additional Loans.  Seller delivers herewith a Purchased Loan Schedule containing a true and complete list of the Additional Loans.  Such Loan Schedule is incorporated into and made part of this Supplemental Conveyance, shall be Schedule 1 to this Supplemental Conveyance and shall supplement Schedule 1 to the Loan Purchase Agreement.

3.                                    Conveyance of Loans.

(a)                               Seller does hereby sell, transfer, assign, set over and otherwise convey to Purchaser, without recourse except as provided in the Loan Purchase Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Loans, all monies due or to become due and all amounts received or receivable with respect thereto, all collections with respect thereto, and all proceeds (including, without limitation, “proceeds” as defined in the UCC) thereof (collectively, the “Additional Purchased Assets”).

(b)                              In connection with such sale and if necessary, Seller agrees to record and file, at Purchaser’s expense, one or more financing statements (and amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Additional Purchased Assets to Purchaser, and to deliver a file-stamped copy of such financing statements or amendments or other evidence of such filing to Purchaser.

(c)                               In connection with such sale, Seller further agrees, at Purchaser’s expense, on or prior to the date of this Supplemental Conveyance, to indicate in the appropriate computer files that all

Purchased Loans created in connection with the Additional Loans and the related Additional Purchased Assets have been conveyed to Purchaser pursuant to this Supplemental Conveyance.

(d)                              The parties hereto intend that the conveyance of Seller’s right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from Seller to Purchaser.  It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan, including for accounting purposes.  In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that Seller shall be deemed to have granted, and Seller does hereby grant, to Purchaser a first priority perfected security interest in all of Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of Seller hereunder and under the Loan Purchase Agreement.

4.                                    Acceptance by Purchaser.  Purchaser hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, Seller delivered to Purchaser the Purchased Loan Schedule described in Section 2 of this Supplemental Conveyance with respect to all Additional Loans.

5.                                    Ratification of the Loan Purchase Agreement.  The Loan Purchase Agreement is hereby ratified, and all references to the “Loan Purchase Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a reference to the Loan Purchase Agreement as supplemented and amended by this Supplemental Conveyance.  Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Loan Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Loan Purchase Agreement.

6.                                    Purchase Date.  No Additional Loan shall be purchased or sold pursuant to this Supplemental Conveyance prior to its Purchase Date.

7.                                    Counterparts.  This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8.                                    GOVERNING LAW.  THIS SUPPLEMENTAL CONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SCHEDULE 1 TO EXHIBIT B

Additional Loans

Loan